Exhibit 21.1

SUBSIDIARIES OF THE COMPANY
As of November 30, 2017

Name of the Subsidiary	State or Country in Which Organized

2117974 Ontario Inc.	Canada
Afina Peru, S.A.C.	Peru
Afina Sistemas Informaticos, S.L	Spain
Afina Sistemas, Sociedade Ltda.	Brazil
Afina Venezuela, C.A.	Venezuela
Afina, S.R.L.	Argentina
Afinasis, S.A. de C.V.	Mexico
Afina Sistemas Informaticos Limitada	Chile
Beijing Jumeng Technology Development Ltd.	China
BPO Holdco Coöperatief U.A.	The Netherlands
CNX Services Jamaica Limited	Jamaica
ComputerLand Corporation	California
Comstor Colombia S.A.S.	Colombia
Concentrix (Canada) Limited	Canada
Concentrix Brazil Outsourcing of Processes, Administrative Services and Technologies to Enterprises Ltda.	Brazil
Concentrix Business Services UK Limited	The United Kingdom
Concentrix Coop Holdco Limited	Bermuda
Concentrix Corporation	New York
Concentrix Costa Rica, S.A.	Costa Rica
Concentrix CRM Services Germany GmbH	Germany
Concentrix CRM Services Hungary Kft	Hungary
Concentrix CRM Services RO S.R.L.	Romania
Concentrix CRM Services UK Limited	The United Kingdom
Concentrix Daksh Services India Private Limited	India
Concentrix Daksh Services Philippines Corporation	The Philippines
Concentrix Europe Limited	The United Kingdom

Concentrix Free Trade Zone, S.A.	Costa Rica
Concentrix GBS Limited	Bermuda
Concentrix Global Holdings, Inc.	Delaware
Concentrix Gmbh	Austria
Concentrix HK Limited	Hong Kong, China
Concentrix Hungary KFT	Hungary
Concentrix Insurance Administration Solutions Corporation	South Carolina
Concentrix Investment Holdings Corporation	British Virgin Islands
Concentrix Investment Holdings Singapore 1 Pte. Ltd	Singapore
Concentrix Investment Holdings Singapore 2 Pte. Ltd	Singapore
Concentrix Logistics Corporation	British Virgin Islands
Concentrix México, S. de R.L. de C.V	Mexico
Concentrix New (BVI) Corporation	British Virgin Islands
Concentrix NewHK Limited	Hong Kong, China
Concentrix Nicaragua S.A.	Nicaragua
Concentrix Services (Canada) Limited	Canada
Concentrix Services (Colombia) S.A.S.	Colombia
Concentrix Services (Dalian) Co., Ltd.	China
Concentrix Services (Germany) GmbH	Germany
Concentrix Services (Ireland) Limited	Ireland
Concentrix Services (Netherlands) B.V.	The Netherlands
Concentrix Services (New Zealand) Limited	New Zealand
Concentrix Services (Poland) spółka z o.o.	Poland
Concentrix Services (Saudi Arabia) Corporation LLC	Saudi Arabia
Concentrix Services (Singapore) Pte. Ltd.	Singapore
Concentrix Services (South Africa) (Pty) Ltd	South Africa
Concentrix Services (Thailand) Co., Ltd	Thailand
Concentrix Services (Uruguay) S.A.	Uruguay
Concentrix Services Bulgaria EOOD	Bulgaria
Concentrix Services Corporation	British Virgin Islands
Concentrix Services India Private Limited	India
Concentrix Services Korea Limited	South Korea

Concentrix Services Mexico, Sociedad Anonima De Capital Variable	Mexico
Concentrix Services Philippines, Inc.	Philippines
Concentrix Services Portugal, Sociedade Unipessoal, LDA	Portugal
Concentrix Services Pty Ltd	Australia
Concentrix Services Pty Ltd ROHQ	The Philippines
Concentrix Services Slovakia s.r.o.	Slovakia
Concentrix Services Spain, S.L.U.	Spain
Concentrix Services UK Limited	The United Kingdom
Concentrix Services US, Inc.	Delaware
Concentrix Technologies (India) Private Limited	India
Concentrix Technologies Limited	The United Kingdom
Concentrix Technologies Services (Canada) Limited	Canada
Concentrix Technology FZ-LLC	The United Arab Emirates
CyberLogistics Corporation	Japan
Dalian Jumeng Technology Development Ltd.	China
EMJ America, Inc.	North Carolina
GLS Software S. de R.L.	Panama
Guiyang Jumeng Technology Development Ltd.	China
Hyve IT Solutions Israel Ltd	Israel
Hyve IT Solutions South Africa (PTY) Ltd.	South Africa
Hyve Solutions (Taiwan) Corporation	Taiwan
Hyve Solutions Beijing Information Technologies Ltd	China
Hyve Solutions Canada Limited	Canada
Hyve Solutions China Limited	China
Hyve Solutions Corporation	California
Hyve Solutions Europe Limited	The United Kingdom
Hyve Solutions HK Limited	Hong Kong, China
Hyve Solutions Holding Company Limited	The United Kingdom
Hyve Solutions India LLP	India
Hyve Solutions Japan K.K.	Japan
Hyve Solutions Korea Limited	South Korea
Hyve Solutions Malaysia SDN.BHD.	Malaysia

Hyve Solutions New Zealand Limited	New Zealand
Hyve Solutions Singapore Pte. Ltd	Singapore
Hyve Solutions US Global Holding Corporation	Delaware
Infotec SYNNEX Holdings K.K.	Japan
Japan Concentrix KK	Japan
Lasting Holdings Corporation	California
License Online, Inc	California
Maple Investment Holdings 3 Pte. Ltd	Singapore
Minacs Mexico S. de R.L. de C.V.	Mexico
Pegasus Telecom LLC	Delaware
Pt Konten Teknologi Servis (Indonesia)	Indonesia
SCGS (Malaysia) SDN. BHD.	Malaysia
Sennex Enterprises Limited	Hong Kong, China
Servicios Afinasis S.A. de C.V.	Mexico
Shenzhen Shunrong Telecommunication Technologies Ltd. Foshan Branch	China
Shenzhen Shunrong Telecommunication Technologies Ltd. (dba Concentrix China)	China
Sichuan 86Bridge Information Technology Ltd.	China
SIT Funding Corporation	Delaware
SYNNEX Canada Limited	Canada
SYNNEX de México, S.A. de C.V.	Mexico
SYNNEX Finance Hybrid II, LLC	California
SYNNEX Information Technologies (Beijing) Ltd.	China
SYNNEX Information Technologies (Chengdu) Ltd.	China
SYNNEX Information Technologies (China) Ltd.	China
SYNNEX Infotec Corporation	Japan
SYNNEX Servicios, S.A. de C.V.	Mexico
SYNNEX Software Technologies (HK) Limited	Hong Kong, China
SYNNEX-Concentrix UK Limited	The United Kingdom
The Global Email Trustee Limited	The United Kingdom
Tigerspike FZ-LLC	United Arab Emirates

Tigerspike Holdings Pty Ltd	Australia
Tigerspike KK	Japan
Tigerspike Ltd	The United Kingdom
Tigerspike Products Pte. Ltd.	Singapore
Tigerspike Pte. Ltd.	Singapore
Tigerspike Pty Ltd	Australia
Tigerspike, Inc.	Delaware
Velami Holdings Corporation	The Philippines
Vietnam Concentrix Services Company Limited	Vitenam
Westcon Brasil, Ltda.	Brazil
Westcon CALA, Inc.	Delaware
Westcon Canada Systems (WCSI) Inc.	Canada
Westcon Corporation Ecuador WCE Cia. Ltda	Ecuador
Westcon Group Colombia Limitada	Colombia
Westcon Group Costa Rica S.A.	Costa Rica
Westcon Group El Salvador, S.A. de C.V.	El Salvador
Westcon Group Guatemala S.A.	Guatemala
Westcon Group Inc.	Delaware
Westcon Group North America, Inc.	New York
Westcon Group Panama S.A.	Panama
Westcon Mexico, S.A. de C.V.	Mexico
WG-UK Holding Company Limited	The United Kingdom
WG-US HoldCo Inc	Delaware